THIS AGREEMENT is made the 23 July 2008

BETWEEN

1. **Christopher Beck, Christopher Jackson, Julia McNally, Matthew Rahman, Caroline Walton** whose addresses are shown in Schedule 1 ("**the Managers**");

2. **SOUTH EAST GROWTH FUND LIMITED PARTNERSHIP** a limited partnership incorporated in England with number LP008277 and whose registered office is at Wellington House 31-34 Waterloo Street Birmingham B2 5TJ ("**SEGF**");

3. **AVONGLEN Limited, Peter Dingley, Richard Guppy, Duncan Revolta and William Harris, Kathryn Wilson** whose addresses are shown in Schedule 1 ("**the Remaining Shareholders**")

3. **NEW VISIONS MOBILE Limited** a company incorporated in England with company number 4211539 whose registered office is at 2 Venture Road, Chilworth, Southampton SO14 7NP ("**the Company**");

4. **MOBIVENTURES Inc** a company incorporated in the State of Nevada whose business address is Sunnyside, West End, Brinkworth, Near Chippenham, Wiltshire SN15 5BV ("**The Investor**")

WHEREAS:-

A. The Company is a private company limited by shares incorporated on 4 May 2001 under the Companies Act 1985 and has at the time of execution of this Agreement an authorised share capital of £100,500 divided into 5,000,000 ordinary shares of 0.01 pence each and 100,000 A ordinary shares of £1 each of which 3,374,517 ordinary shares and 50,000 A ordinary shares have been issued and are fully paid.

B. The Managers, SEGF and the Remaining Shareholders are the registered holders and beneficial owners (free of any security interest) of the number of shares in the capital of the Company appearing against their respective names in Schedule 1 Further particulars relating to the Company and its shareholders are set out in Part A of Schedule 1.

C. Particulars of the Company's subsidiaries are set out in Schedule 2.

D. The Manager have authority from the shareholders to issue 164,379 ordinary shares under which shares will be issued as set out in paragraphs 3.2.2.1 and 3.2.2.2. The Managers and SEGF have agreed to procure that prior to Completion of the investment of £250,000 in paragraph 3.2.2.3 an extraordinary general meeting of the Company will be held and that there shall be passed thereat as a special resolution of the Company the resolution set out in the Notice for the increase of the Company's share capital and upon the passing and implementation thereof the authorised share capital of the Company will be not less than £101,000divided into 10,000,000 Ordinary Shares and 100,000 A Ordinary Shares.

E. The Investor has agreed to subscribe for the Subscription Shares in the increased and reorganised share capital of the Company upon the terms and conditions of this Agreement.

F. The Managers, SEGF and the Investor have agreed to enter into this Agreement for the purpose of regulating their relationship with each other and certain aspects of the affairs of and their dealings with the Company.

IT IS AGREED:-

1. DEFINITIONS AND INTERPRETATION

In this Agreement (which expression includes the Schedules)

1.1 Unless the context otherwise requires the following expressions have the following meanings:-

"agreed form"	means in the form previously agreed by or on behalf of the parties to this Agreement and signed for the purposes of identification by or on behalf of the parties
"Agreement"	means this investment agreement
"Agreed Purposes"	means for the purposes of working capital of the Company
"A Ordinary Shares"	means the A Ordinary Shares of £1 each in the capital of the Company having rights and privileges as set out in the Articles
"associate"	means in relation to any person, a person who is connected with that person (and for this purpose the question whether a person is so connected shall be determined in accordance with s.417 of the Income & Corporation Taxes Act 1988)
"auditors"	means the auditors for the time being of the Company
"Board Minutes"	means the minutes of a meeting of the board of directors of the Company in the agreed form
"Business"	means the provision of mobile content services
"Companies Act"	means the Companies Act 1985
"Completion"	means the performance by the parties of the obligations assumed by them respectively under clause 3.2
"group"	means in relation to a company, that company and any company which is a holding company of that

	company or a subsidiary of that company or of such holding company
"Group"	means the Company and its subsidiaries for the time being
"Investor Director"	means the director of the Company appointed by the Investor pursuant to Article 18 of the Articles and holding office for the time being and, unless otherwise stated, includes a duly appointed alternate
"Members"	means all those persons holding shares in the capital of the Company for the time being (and the expression Shareholder shall be construed accordingly)
"Notice"	means the notice of an extraordinary general meeting of the Company in the agreed form
"Ordinary Shares"	means the ordinary shares of 0.01 pence each in the share capital of the Company having rights and privileges as set out in the Articles
"security interest"	means and includes any interest or equity of any person (including, without prejudice to the generality of the foregoing, any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, or assignment or any other encumbrance, priority or security interest or arrangement of whatsoever nature over or in the relevant property
"Share"	means a share in the capital of the Company of whatever class
"Subscription Shares"	means the 1,258,588 Ordinary Shares to be subscribed by the Investor pursuant to this Agreement
"Subsidiaries"	means any subsidiaries of the Company from time to time

1.2 Reference to any statute or statutory provision includes a reference to that statute or statutory provision as from time to time amended extended or re-enacted.

1.3 Words and phrases the definitions of which are contained or referred to in the Companies Act shall be construed as having the meaning thereby attributed to them but excluding any statutory modification thereof not in force on the date of this Agreement.

1.4 Words importing the singular number shall include the plural and vice versa, words importing the masculine shall include the feminine and neuter and vice versa, and words importing persons shall include bodies corporate, unincorporated associations and partnerships.

1.5 Reference to clauses, Schedules and recitals are reference to clauses, Schedules and recitals of this Agreement. The Schedules form part of this Agreement and references to the Agreement include reference to the Schedules.

1.6 The headings to the clauses are inserted for ease of reference only and shall not affect the interpretation or construction of this Agreement.

2. SUBSCRIPTION

2.1 The Investor shall subscribe for the Subscription Shares upon the terms and conditions of this Agreement.

3. COMPLETION

3.1 Completion shall take place at the offices of the Investor's solicitors or at such other place as the parties may agree immediately after the execution of this Agreement.

3.2 On Completion:-

3.2.1 The Managers and the Company shall procure the following to be done:

3.2.1.1 an extraordinary general meeting of the Company shall be held on short notice at which resolutions in the form set out in the Notice shall be duly passed;

3.2.1.2 a meeting of the directors shall be held at which the business referred to in the Board Minutes shall be transacted and all documents and forms referred to therein shall be executed and signed;

3.2.1.3 the register of Members of the Company shall be written up and definitive certificates in respect of the Subscription Shares shall be issued in favour of and delivered to the Investor;

3.2.2 The Investor shall sign and deliver to the Company application forms for the Subscription Shares accompanied by payment for the subscription monies in favour of the Company in payment in full therefore as follows:-

3.2.2.1 100,087 Ordinary Shares at a total price of £25,000 at execution hereof and

3.2.2.2 100,087 Ordinary Shares at a total price of £25,000 to be paid by 3rd August 2008 and

3.2.2.3 1,000,875 Ordinary Shares at a total price of £250,000 within 2 months after the execution hereof.

3.2.2.4 The Managers, SEGF and the Remaining Shareholders undertake for a period of six months from the date of the Agreement not to enter into discussions for the sale of their shareholdings with any third party provided that the investments set out above are made on or before the dates set out above.

3.2.3 The obligation of the Investor to subscribe for the Subscription Shares shall be conditional upon the provisions of clauses 3.2.1 and 3.2.2 being fully complied with and until such time the payments referred to in clause 3.2.2 shall be held to the order of the Investor. If any of the said provisions are not fully complied with within 12 hours after the execution hereof the Investor may rescind this Agreement by giving notice in writing to the Company.

3.3 The Managers shall procure that within the time limits prescribed by statute those documents and forms referred to in the Board Minutes which require filing with the Registrar of Companies shall be so filed.

4. APPLICATION OF INVESTMENT MONIES

Unless otherwise agreed in writing by the Investor the subscription monies referred to in clause 3.2.2 shall be applied by the Company in accordance with the Agreed Purposes.

5. RIGHT TO ACQUIRE THE REMAINING SHARES IN THE COMPANY

5.1 Following receipt of the investment in paragraph 3.2.2.3 the Managers, SEGF and the Remaining Shareholders grant the Investor an exclusive right to acquire the Shares and options owned by them within a period of 12 months from the date of signing this Agreement on the terms of a Sale and Purchase Agreement to be negotiated but containing the terms set out in Schedule 3("**the SPA**") by serving a written notice ("**the Right to Acquire Notice**") to the Company.

5.2 Following service of a Right to Acquire Notice the Managers shall inform all Shareholders within 2 days of the date of service.

5.3 The Shareholders and the Investor will complete the SPA within 28 days of service of the Right to Acquire Notice. If the sale is not complete within this period the right to acquire lapses.

5.5 Except for SEGF, each of the Shareholders shall, on service of a Right to Acquire Notice, be deemed to have appointed any one of the Managers severally as his attorney to execute any stock transfer form and to do such other things as may be necessary or desirable to complete the sale.

6. MANAGEMENT OF THE COMPANY

6.1 The Investor will be entitled to appoint an Investor Director.

6.2 The Company undertakes with the Investor that it will and the Managers undertake with the Investor to procure that the Company will:-

6.2.1 carry on and conduct its business and affairs in a proper and efficient manner and for its own benefit;

6.2.2 maintain with a well established and reputable insurer adequate insurance against all risks usually insured against by companies carrying on the same or a similar business and (without prejudice to the generality of foregoing) for the full replacement or reinstatement value of all its assets of an insurable nature;

6.2.3 provide the Investor in respect of each calendar month by the 28th of the following month with unaudited management accounts for such month;

6.2.4 provide the Investor within 4 months of the end of each financial year with a set of the Company's audited financial statements;

6.2.5 deliver to the Investor as promptly as practicable such additional financial or other information as may be reasonably requested by the Investor upon giving reasonable prior written notice;

6.2.6 hold board meetings no less frequently than monthly and ensure that (i) a full agenda is issued to the Investor Director and to the Investor at least 3 days prior to the date of each board meeting, and (ii) board minutes recording all business considered and transacted at each board meeting will be sent to the Investor Director and to the Investor;

6.2.7 procure that any expansion development or evolution of the Business will only be effected through the Company or a wholly owned subsidiary of the Company;

6.3 The Managers undertake with the Investor to use all reasonable endeavours to maintain, improve and extend the business of the Company and to further the reputation and interests of the Company.

7. UNDERTAKINGS

7.1 The Managers, individually and collectively, hereby covenant and undertake with the Investor and separately with the Company that:-

7.1.1 for so long as he is a director or an employee of the Group unless the Board shall otherwise consent in writing he will devote the whole of his time attention and

abilities to the business of the Group (provided that Matthew Rahman shall not be prevented by virtue of this clause from devoting less than 5% of his time and attention to UK Mobile Media Limited) and will not make investments in any companies whose securities are dealt with on any recognised investment exchange (as defined by the Financial Services and Markets Act 2000) (except for investments being less than 3% of the usual share capital of such company) or other companies nor take other interests in or accept directorships or other positions of a consultancy or executive nature in other businesses unless such position exist at the time of signing this Agreement;

7.1.2 he will comply with the terms and conditions of the service agreement or contract of employment which he has with the Group from time to time; and

7.2 The Managers, individually and collectively, covenant with the Investor and separately with the Company that he (whether alone or jointly with any other person, firm or company, and whether directly or indirectly, and whether as Shareholder, participator, partner, promoter, director, officer, agent, manager, employee or consultant of, in or to any other person firm or company) shall not:-

7.2.1 at any time whilst he is connected with the Company by reason of his being either employed as a director or a holder of Ordinary Shares and for a period of one year after the date on which he ceases to be so connected with the Company ("the termination date"):-

7.2.1.1 compete directly or indirectly with any business of the Company as carried on at the termination date in any territory in which the Company carried on such business at the termination date;

7.2.1.2 solicit or endeavour to entice away from or discourage from dealing with the Company any person who was at any time during the period of one year preceding the termination date a manufacturer for or supplier, customer or client of the Company; or

7.2.1.3 supply or provide any goods or services which are competitive with goods or services supplied by the Company to any person who was at any time during the period of one year preceding the termination date a customer or client of the Company to whom the Company had during that period supplied or provided goods or services in the ordinary course of its business.

7.2.2 at any time while he is connected with the Company (as defined above) and for a period of 6 months after the termination date:-

7.2.2.1 solicit or endeavour to entice away from or discourage from being employed by the Company any person who was at the termination date an officer or employee of the Company whether or not such person would commit a breach of contract by reason of leaving service; or

7.2.2.2 employ or engage or attempt to employ or engage or negotiate or arrange the employment or engagement by any other person, firm or company of any person who was at the termination date or was at any time during the period of 6 months prior thereto, an officer or employee of the Company.

7.3 Each of the sub-clauses of clause 7.2.1 and clause 7.2.2 shall be deemed to constitute a separate agreement and shall be construed independently of the others.

7.4 The expression "the Company" where used in clause 7.2 includes each of the other companies in the Group to the intent and effect that each of the paragraphs thereof shall apply (as a separate covenant in each case) in relation to each such company as they apply in relation to the Company.

7.5 The restrictions contained in clauses 7.2 and 7.4 are considered reasonable by the parties but in the event that any such restriction shall be found to be void but would be valid if some part thereof were deleted or the period or area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

8. TRANSFERS AND NEW MEMBERS

8.1 Notwithstanding the provisions of the Articles, the Managers shall not transfer or create or dispose of any interest (including a security interest) in or over any of their shares except by a transfer of the entire legal and beneficial interest therein in each case as permitted by the Articles and this Agreement.

9. DURATION OF OBLIGATIONS

9.1 The obligations of each of the Managers shall continue for so long as he remains a holder of shares in the Company and/or a director of the Company but upon his ceasing to be a shareholder in the Company and a director his obligations hereunder shall cease and determine save for any provision hereof which in relation to him is expressly or by implication intended to come into force or to continue in force after such cessation, and without prejudice to the due performance by him of all his obligations up to the date of such cessation and the remedies of any of the other parties hereto in respect of a breach thereof.

9.2 The provisions of this Agreement shall remain in full force and effect until such time as the Investor is no longer the holder of any shares in the Company whereupon the obligations and liabilities of the parties under this Agreement shall forthwith cease and determine provided that such cessation or determination shall be without prejudice to any obligations or rights of any of the parties hereto which have accrued prior thereto.

10. THE ARTICLES

If, during the continuance of this Agreement, there shall be any conflict between the provisions of this Agreement and the provisions of the Articles then, during such period, the provisions of this Agreement shall prevail.

11. PARTIES BOUND

The Company undertakes with each of the Managers to be bound by and comply with the terms and conditions of this Agreement insofar as the same relate to the Company and act in all respects as contemplated by this Agreement.

12. CONFIDENTIALITY

12.1 The Managers undertake to the Investor and the Company that they will not at any time hereafter use or divulge or communicate to any person other than to officers or employees of the Group whose province it is to know the same any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the Group and Investor which may come to their knowledge and they shall use all reasonable endeavours to prevent the publication or disclosure of any confidential information concerning such matters.

12.2 The Company authorises the Investor Director to discuss any and all company matters with the Investor at any time and from time to time.

13. COSTS

13.1 Each party shall bear its own costs and disbursements in connection with this Agreement and all matters arising hereunder.

14. GENERAL

14.1 Notices

All notices which are required to be given hereunder shall be in writing and shall be sent to the address of the recipient set out in this Agreement or such other address as the recipient may designate by notice given in accordance with the provisions of this sub-clause. Any such notice may be delivered personally or by first class prepaid letter, telex or facsimile transmission and shall be deemed to have been served if by personal delivery when delivered if by first class post 48 hours after posting and if by telex or facsimile transmission when despatched.

14.2 Successors bound

This Agreement shall be binding on and shall enure for the benefit of the successors and assigns and personal representatives (as the case may be) of each of the parties hereto.

14.3 Assignment

The Investor shall be entitled freely to assign all or any of its rights and obligations hereunder.

14.4 Continuing agreement

All provisions of this Agreement shall so far as they are capable of being performed and observed continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

14.5 Good faith

Each of the parties hereto undertakes with each of the others to do all things reasonably within his power which are necessary or desirable to give effect to the spirit and intent of this Agreement and the articles.

14.6 Further Assurance

The parties hereto shall, and shall use their respective reasonable endeavours to procure that any necessary third parties shall, do, execute and perform all such further deeds, documents, assurances, acts and things as any of the parties hereto may reasonably require by notice in writing to the others to carry the provisions of this Agreement and the articles into full force and effect.

14.7 Publicity

No announcement or publicity concerning this Agreement or any matter ancillary thereto shall be made by the Company without the prior written consent of the Investor.

14.8 Time of the essence

Any date or period mentioned in this Agreement may be extended by agreement between the parties hereto failing which, as regards any such date or period, time shall be of the essence of this Agreement.

14.9 Entire agreement

This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters dealt with herein. No variation of this Agreement shall be valid or effective unless made by one or more instruments in writing signed by such of the parties hereto which would be affected by such variation.

14.10 Law

This Agreement shall be governed by and construed in accordance with English Law and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the English Courts in respect of any dispute or matter arising out of or in connected with this Agreement.

14.11 Waiver

No waiver by the Investor of any of the requirements hereof or of any of its rights hereunder shall release the Managers or the Company from full performance of their remaining obligations stated herein. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies otherwise provided by law.

14.12 No partnership

Nothing in this Agreement shall constitute or be deemed to constitute a partnership between any of the parties hereto and none of them shall have any authority to bind the others in any way.

14.13 Severability

Notwithstanding that any provision of this Agreement may prove to be illegal or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect.

14.14 Exclusion of third party rights

14.14.1 A person who is not party to this agreement shall have no rights under the Contracts (Rights and Third Parties) Act 1999 to enforce any terms of this

agreement. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

14.15 Counterparts

This Agreement may be entered into any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

I N W I T N E S S this Agreement has been duly executed on the day and year first above mentioned

Signed by **Christopher Beck**	)))	**/s/ Christopher Beck**
Signed by **Christopher Jackson**	)))	**/s/ Christopher Jackson**
Signed by **Julia McNally**	)))	**/s/ Julia McNally**
Signed by **Matthew Rahman**	)))	**/s/ Matthew Rahman**
Signed by **Caroline Walton**	)))	**/s/ Caroline Walton**
Signed by **Peter Dingley**	)))	**/s/ Peter Dingley**
Signed by **Richard Guppy**	)))	**/s/ Richard Guppy**
Signed by **Duncan Revolta**	)))	**/s/ Duncan Revolta**
Signed by **William Harris**	))	**/s/ William Harris**

Signed by
Kathryn Wilson) /s/ **Kathryn Wilson**

Signed by
Avonglen Limited
acting by a director) /s/ **Matt Hilton**
Director

Signed by **SOUTH EAST GROWTH FUND LIMITED PARTNERSHIP** by Derek King for and on behalf of West Midlands Enterprise Limited) /s/ **Jason Gould**

Signed by
NEW VISIONS MOBILE LIMITED
acting by a director) /s/ **Matthew Rahman**
Director

Signed by
MOBIVENTURES INC
acting by a director)
Director

SCHEDULE 1

Part A

(Particulars of the Company immediately prior to Completion)

DIRECTORS	:	Christopher Jackson Christopher Beck Julia McNally Matthew Rahman Caroline Walton
SECRETARY	:	Matthew Rahman
REGISTERED OFFICE	:	2 Venture Road, Chilworth, Southampton, SO14 7NP
ACCOUNTING REFERENCE DATE	:	31 May
AUDITORS	:	BDO Stoy Hayward
BANKERS	:	HSBC Southampton

SHAREHOLDERS

Name & Address	**Ordinary Shares**
Matthew Rahman 60 Edward Avenue, Bishopstoke, Eastleigh, Hampshire SO50 6ED	928,997
Christopher Beck 30 Greenacres Drive, Otterbourne, Hampshire, S021 2HE	580,907
Peter Dingley Buckland Place, Southampton Road, Lymington, Hampshire SO41 9GZ	190,143
William Harris Ash Lea, Dixon's Lane, Broughton, Stockbridge, Hampshire SO16 7ND	52,078
Avonglen Limited 2 Venture Road, Chilworth, Southampton,SO16 7NP	384,118
South East Growth Fund Wellington House, 31-34 Waterloo Street, Birmingham, B2 5TJ	826,299
Christopher Jackson Southgate, Crossway, Shawford, Winchester Hampshire SO12 2BZ	275,451
Kathryn Wilson 3313 Mary Anne Crescent, Victoris, British Columbia	30,003
Duncan Revolta 19 Old Hillside Road, Winchester, Hampshire SO22 5LN	71,014

Richard Guppy Weyhill Barn, Amesbury Road, Weyhill, Hampshire SP11 8EA	35,507
	A Ordinary Shares
South East Growth Fund Wellington House, 31-34 Waterloo Street, Birmingham, B2 5TJ	50,000

SCHEDULE 2
Subsidiaries

A. ....

Registered Number	:
Registered Office	:
Date of Incorporation	:
Accounting Reference Date	:
Auditors	:
Directors	:
Secretary	:
Shareholders	:
Charges	:

SCHEDULE 3

Basic terms of SPA

The SPA will contain provisions for the consideration to be paid to the Managers, SEGF and the Remaining Shareholders for their shares and options to be as follows:

1. £1 million on closing of the SPA – 50% paid in cash and 50% in common stock of the Investor plus
2. 90% of EBITDA of the Company in Year 1 after Closing of the SPA – 60% paid in cash and 40% in common stock of the Investor plus
3. 50% of EBITDA of the Company in Year 2 after Closing of the SPA – 60% paid in cash and 40% in common stock of the Investor plus
4. 25% of EBITDA of the Company in Year 3 after Closing of the SPA – 50% paid in cash and 50% in common stock of the Investor.